UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/10/2007

Ruth's Chris Steak House, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51485

Delaware	72-1060618
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

500 International Parkway
Heathrow, FL 32746
(Address of principal executive offices, including zip code)

(407) 333-7440
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.01.    Completion of Acquisition or Disposition of Assets

On September 10, 2007, Ruth's Chris Steak House, Inc., a Delaware corporation (the "Company"), closed the acquisition of three franchised Ruth's Chris Steak House restaurants from Mr. Steven Queyrouze pursuant to Asset Purchase Agreements dated as of April 16, 2007 (the "Asset Purchase Agreements"), among the Company, Steven Queyrouze, RCSH Bellevue, L.L.C., a Washington limited liability company, Bayou Investors Limited Liability Company, a Washington limited liability company, New N.O. Crescent City Investors, L.L.C., a Washington limited liability company, and Anne Queyrouze (collectively the "Seller"). The acquired restaurants are located in Bellevue, Washington; Seattle, Washington; and Portland, Oregon. The acquisition was previously announced by the Company in its Form 8-K dated April 16, 2007. The Asset Purchase Agreements are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2007.

        In connection with the acquisition, the Company acquired all of the Seller's interests in the three aforementioned Ruth's Chris Steak House restaurants for approximately $13.25 million in cash.

        Futher information is set forth in the press release issued by the Company on September 11, 2007 describing this purchase which is furnished herewith as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

      99.1        Press Release issued by Ruth's Chris Steak House, Inc., dated September 11, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruth's Chris Steak House, Inc.

Date: September 12, 2007	By:	/s/ Thomas J. Pennison, Jr.
Thomas J. Pennison, Jr.
Senior Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	(PRESS RELEASE ISSUED BY RUTH'S CHRIS STEAK HOUSE)